Registration No. 333-______

     As filed with the Securities and Exchange Commission on March 20, 2006

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           DSA Financial Corporation
             (Exact Name of Registrant as Specified in its Charter)

            Delaware                                      20-1661802
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                                118 Walnut Street
                          Lawrenceburg, Indiana 47025
                    (Address of Principal Executive Offices)

                               Edward L. Fischer
                                118 Walnut Street
                          Lawrenceburg, Indiana 47025
                    (Name and Address of Agent for Service)

           DSA Financial Corporation 2005 Stock-Based Incentive Plan
                            (Full Title of the Plan)

                                   Copies to:
         Edward L. Fischer                            Ned Quint, Esquire
President and Chief Executive Officer        Luse Gorman Pomerenk & Schick, P.C.
      DSA Financial Corporation             5335 Wisconsin Ave., N.W., Suite 400
          118 Walnut Street                        Washington, D.C. 20015
     Lawrenceburg, Indiana 47025                       (202) 274-2000
           (812) 537-0940
    (Name, Address and Telephone
     Number of Agent for Service)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [x]

                         CALCULATION OF REGISTRATION FEE


====================================================================================================================

         Title of                                     Proposed               Proposed
        Securities                Amount               Maximum                Maximum               Amount of
          to be                   to be            Offering Price            Aggregate            Registration
        Registered            Registered(1)           Per Share           Offering Price               Fee
--------------------------------------------------------------------------------------------------------------------

Common stock, par value
$0.01 per share                  42,422 (2)          $13.00 (3)               $551,486                  $59
--------------------------------------------------------------------------------------------------------------------

Common stock, par value
$0.01 per share                  67,876 (4)          $13.00 (3)               $882,388                  $94
--------------------------------------------------------------------------------------------------------------------

TOTALS                            110,298                                   $1,433,874                 $153
--------------------------------------------------------------------------------------------------------------------

-----------------------
(1) Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the DSA Financial Corporation 2005 Stock-Based Incentive Plan (the "Stock Benefit Plan") as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock of DSA Financial Corporation (the "Company") pursuant to 17 C.F.R. Section 230.416(a).
(2) Represents the number of shares of common stock reserved for issuance under the Stock Benefit Plan for grants of restricted stock.
(3)  Determined pursuant to 17 C.F.R. Section 230.457(h)(1).
(4) Represents the number of shares of common stock currently reserved for issuance for options under the Stock Benefit Plan for grants of stock options.

                            ________________________

     This   Registration   Statement  shall  become  effective  upon  filing  in
accordance with Section 8(a) of the Securities Act of 1933 and 17 C.F.R. ss. 230.462.

PART I.

Items 1 and 2. Plan  Information  and Registrant  Information  and Employee Plan
               Annual Information

     The documents containing the information specified in Parts I and II of Form S-8 have been or will be sent or given to participants in the Stock Benefit Plan as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

     Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II.

Item 3.  Incorporation of Documents by Reference

     The  following   documents   previously  or  concurrently  filed  with  the
Commission are hereby incorporated by reference in this Registration Statement:

     a) The Annual Report on Form 10-KSB of the Company for the fiscal year ended June 30, 2005 (Commission File No. 000-50864), filed with the Commission on September 28, 2005 pursuant to Section 13(a) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act");

     b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the year covered by the Annual Report on Form 10-KSB referred to in (a) above; and

     c) The description of the Company's common stock contained in the Registration Statement on Form 8-A filed with the Commission on July 23, 2004 (Commission File No. 000-50864).

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the prospectus.

     All information appearing in this Registration Statement and the prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         None.

Item 6.  Indemnification of Directors and Officers

     Dearborn Financial Corporation's federal stock charter and bylaws do not contain any provision relating to indemnification of directors and officers of Dearborn Financial Corporation. Under current Office of Thrift Supervision regulations, however, Dearborn Financial Corporation shall indemnify its directors, officers and employees for any costs incurred in connection with any litigation involving such person's activities as a director, officer or employee if such person obtains a final judgment on the merits in his or her favor. In addition, indemnification is permitted in the case of a settlement, a final judgment against such person or final judgment other than on the merits, if a majority of disinterested directors determines that such person was acting in good faith within the scope of his or her employment as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interests of Dearborn Financial Corporation or its stockholders. Dearborn Financial Corporation also is permitted to pay ongoing expenses incurred by a director, officer or employee if a majority of disinterested directors concludes that such person may ultimately be entitled to indemnification. Before making any indemnification payment, Dearborn Financial Corporation is required to notify the Office of Thrift Supervision of its intention and such payment cannot be made if the Office of Thrift Supervision objects to such payment.

     The officers, directors, agents and employees of DSA Financial Corporation are indemnified with respect to certain actions pursuant to DSA Financial Corporation's Delaware certificate of incorporation. Delaware law allows DSA Financial Corporation to indemnify any person for expenses, liabilities, settlements, judgments and fines in suits in which such person has been made a party by reason of the fact that he or she is or was a director, officer or employee of DSA Financial Corporation. No such indemnification may be given if the acts or omissions of the person are adjudged to be in violation of law, if such person is liable to the corporation for an unlawful distribution, or if such person personally received a benefit to which he or she was not entitled. The right to indemnification includes the right to be paid the expenses incurred in advance of final disposition of a proceeding.

Item 7.  Exemption From Registration Claimed.

         Not applicable.

Item 8.  List of Exhibits.


Regulation S-K                                                        Reference to Prior Filing or
Exhibit Number             Document                                   Exhibit No. Attached Hereto
--------------             --------                                   ---------------------------

     4         Form of Common Stock Certificate                       *

     5         Opinion of Luse Gorman Pomerenk & Schick, P.C.         Attached as Exhibit 5

     10        DSA Financial Corporation 2005 Stock-Based
               Incentive Plan                                         **

     23.1      Consent of Luse Gorman Pomerenk & Schick, P.C.         Contained in Exhibit 5

     23.2      Consent of Grant Thornton LLP                          Attached as Exhibit 23.2

     24        Power of Attorney                                      Contained on Signature Page

------------------
* Incorporated by reference to Exhibit 4 to the Registration Statement on Form SB-2 (Commission File No. 333-113538), originally filed by the Company under the Securities Act of 1933, with the Commission on March 12, 2004, and all amendments or reports filed for the purpose of updating such description.
** Incorporated by reference to Appendix A to the proxy statement for the Company's 2005 Annual Meeting of stockholders (Commission File No. 000-50864), filed by the Company under the Securities and Exchange Act of 1934, on October 11, 2005.


Item 9.  Undertakings

     The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new
Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Plan;

     4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lawrenceburg, State of Indiana, on this 17th day of March, 2006.


                                                DSA FINANCIAL CORPORATION


                                           By:  \s\ Edward L. Fischer
                                                --------------------------------
                                                Edward L. Fischer, President and
                                                Chief Executive Officer
                                                (Duly Authorized Representative)

                                POWER OF ATTORNEY

     We, the undersigned directors and officers of DSA Financial Corporation (the "Company") hereby severally constitute and appoint Edward L. Fischer, as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Edward L. Fischer may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of shares of common stock to be granted and shares of common stock to be issued upon the exercise of stock options to be granted under the DSA Financial Corporation 2005 Stock-Based Incentive Plan, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Edward L. Fischer shall do or cause to be done by virtue thereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signatures                                Title                        Date



\s\ Edward L. Fischer        President, Chief Executive Officer   March 17, 2006
---------------------------  and Director (Principal Executive
Edward L. Fischer            Officer)



\s\ Steven R. Doll           Vice President and Chief Financial   March 17, 2006
---------------------------  Officer (Principal Financial and
Steven R. Doll               Accounting Officer)



\s\ Robert P. Sonntag        Chairman of the Board                March 17, 2006
---------------------------
Robert P. Sonntag



\s\ Ronald J. Denney         Director                             March 17, 2006
---------------------------
Ronald J. Denney

\s\ David P. Lorey           Director                             March 17, 2006
---------------------------
David P. Lorey



\s\  Richard Meador, III     Director                             March 17, 2006
---------------------------
Richard Meador, III



\s\  Dennis Richter          Director                             March 17, 2006
---------------------------
Dennis Richter

                                  EXHIBIT INDEX


Exhibit Number      Description
--------------      -----------

        4 Form of Common Stock Certificate (incorporated by reference to Exhibit 4 to the Registration Statement on Form SB-2
                    (Commission File No. 333-113538), originally filed by the Company under the Securities Act of 1933 with the Commission on March 12, 2004, and all amendments or reports filed for the purpose of updating such description).

        5           Opinion of Luse Gorman Pomerenk & Schick, P.C.

        10 DSA Financial Corporation 2005 Stock-Based Incentive Plan (incorporated by reference to Appendix A to the proxy statement for the Company's 2005 Annual Meeting of stockholders (Commission File No. 000-50864), filed by the Company under the Securities and Exchange Act of 1934, on October 11, 2005).

        23.1 Consent of Luse Gorman Pomerenk & Schick, P.C. (contained in the opinion included as Exhibit 5).

        23.2        Consent of Grant Thornton LLP.

        24 Power of Attorney (contained in the signature page to this Registration Statement).